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                          SECURITIES AND EXCHANGE COMMISSION

                                 Washington DC 20549

                                      FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                   OCTOBER 3, 1997
                                    Date of Report
                                 (SEPTEMBER 29, 1997)
                          (Date of earliest event reported)


                                    HBO & COMPANY
                (Exact name of registrant as specified in its charter)

                                       DELAWARE
                    (State or other jurisdiction of incorporation)


              0-9900                                 37-0986839
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    (Commission File Number)                (Employer Identification No.)



      301 Perimeter Center North
              Atlanta, GA                                30346
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(Address of principal executive offices)              (Zip Code)



                                     (770) 393-6000
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                  Registrant's telephone number, including area code





                             Exhibit Index on page 2 of 5

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ITEM 5:  OTHER EVENTS

    On September 29, 1997, HBO & Company (HBOC) and HPR Inc. (HPRI) announced that they have signed a definitive agreement for HBOC to acquire HPRI, a leading provider of clinical information systems for the managed care industry. The acquisition, which is subject to regulatory and HPRI stockholder approval, will be accounted for as a pooling of interests and is anticipated to close during the fourth quarter of 1997. Terms of the acquisition call for HPRI stockholders to receive .6 of a share of HBOC common stock for each share of HPRI common stock.

    On October 3, 1997, HBO & Company announced it had signed a definitive agreement to acquire National Health Enhancement Systems, Inc. (NHES), a leading provider of health information technology solutions specializing in demand and disease management products. The acquisition, which is subject to regulatory and NHES stockholder approval, will be accounted for as a pooling of interests and is anticipated to close during the fourth quarter of 1997. The stockholders of NHES will receive shares of HBOC common stock in the transaction, and the exchange ratio will be determined by averaging the closing HBOC stock price for a period of 20 trading days ending shortly before the closing of the transaction.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

         EXHIBIT NO.              DESCRIPTION                        PAGE
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            99a        HBO & Company News Release dated
                       September 29, 1997                              4

            99b        HBO & Company News Release dated                5
                       October 3, 1997









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                                      SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HBO & COMPANY
                                        (Registrant)

Date: October 3, 1997


                                        /s/ Jay P. Gilbertson
                                        --------------------------------------
                                        Jay P. Gilbertson
                                        Executive Vice President,
                                        Chief Financial Officer,
                                        Principal Accounting Officer,
                                        Treasurer and Secretary










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